UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2018

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York, New York

(Address of principal executive offices)

10019

(Zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of  this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On November 5, 2018, our Board authorized the establishment of a new series of preferred stock designated as Series D Preferred Stock, $0.01 par value, the terms of which are set forth in the certificate of designations for such series of Preferred Stock (the “Series D Certificate of Designations”) which was filed with the State of Delaware on November 5, 2018 (together with any preferred shares issued in replacement thereof in accordance with the terms thereof, the “Series D Preferred Stock”). On November 6, 2018, we entered into a stock purchase agreement (the “SPA”) with an institutional investor who purchased 85 shares of Series D Preferred Stock (the “Series D Preferred Shares”) at a purchase price of $10,000 per share. The purchase of the Series D Preferred Stock is being made in reliance upon the exemption from registration provided by Rule 4(a)(2) of the Securities Act of 1933, as amended. The Series D Preferred Shares convert into shares of our common stock at a per common share conversion price of $0.61. The Series D Preferred Stock has no dividend, liquidation or other preferential rights to our common stock.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 5.03. Amendment to Certificate of Incorporation.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Series D Preferred Stock

10.1	Form of Stock Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: November 7, 2018	By:	/s/ Barbra Keck
	Name:	Barbra Keck
	Title:	Chief Financial Officer